UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2004

Wynn Resorts, Limited

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As was reported in The Wall Street Journal on November 10, 2004, in addition to the previously disclosed Encore at Wynn Las Vegas, the Registrant is exploring a long-range plan to develop the 142-acre parcel behind Wynn Las Vegas into a large mixed use hotel, casino and residential resort complex. This property will initially be used as an 18-hole golf course for guests of Wynn Las Vegas. The resort may include multiple waterfront hotels built around a lake offering water sports and other entertainment. The complex would also provide multiple restaurants, retail offerings and show venues.

The Registrant has not yet begun to develop specific plans for such a complex, and there can be no assurance that plans will be developed. The Registrant cannot predict the cost of the development or whether the Registrant will be able to obtain the necessary financing for the development on suitable terms, if at all. In any event, it is not expected that any construction on the project would begin before 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 12, 2004

Wynn Resorts, Limited

By:	/s/ JOHN STRZEMP
John Strzemp Executive Vice President and Chief Financial Officer